                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE  SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    GENTEX
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                                    GENTEX
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                           GENTEX CORPORATION LOGO

                            600 N. CENTENNIAL STREET
                            ZEELAND, MICHIGAN 49464

                         NOTICE OF 1996 ANNUAL MEETING
--------------------------------------------------------------------------------

     The Annual Meeting of the Shareholders of Gentex Corporation, a Michigan corporation, will be held at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan, on Thursday, May 9, 1996, at 4:30 p.m. E.S.T., for the following purposes:

     1. To elect three directors as set forth in the Proxy Statement.

     2. To act upon a proposal to amend the Articles of Incorporation to increase the authorized shares of common stock.


     3. To transact any other business that may properly come before the meeting.


     Shareholders of record as of the close of business on March 22, 1996, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Connie Hamblin
                                          Secretary

March 29, 1996

                            GENTEX CORPORATION LOGO

                            600 N. CENTENNIAL STREET
                            ZEELAND, MICHIGAN 49464

                       PROXY STATEMENT FOR ANNUAL MEETING
                     OF SHAREHOLDERS TO BE HELD MAY 9, 1996

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished on or about March 29, 1996, to the shareholders of Gentex Corporation in connection with the solicitation by the Board of Directors of the Corporation of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 9, 1996, at 4:30 p.m. E.S.T. at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan.

     If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy, unless the Proxy is revoked. Any shareholder executing and returning the form of Proxy which accompanies this Proxy Statement may revoke the Proxy, at any time before it has been exercised, by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent proxy or attending the meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE


     March 22, 1996, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 17,068,947 shares of the Company's common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.


ELECTION OF DIRECTORS

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six but not more than nine members, with the exact number to be determined by the Board. The Board has fixed the number of directors at eight. The Articles of Incorporation also specify that the Board of Directors be divided into three classes as nearly equal in number as possible, with the classes to hold office for staggered terms of three years each. Arlyn Lanting, Kenneth La Grand, and Ted Thompson, incumbent directors previously elected by shareholders, are nominees for re-election to a three-year term expiring in 1999.

     Unless otherwise directed by a shareholder's marking on the Proxy card, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

     Under Michigan law, directors are elected by a plurality of the votes cast by shareholders. Therefore, the three nominees who receive the largest number of affirmative votes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

     The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.


              NAME, (AGE)                                  BUSINESS EXPERIENCE
              AND POSITION                                   PAST FIVE YEARS
----------------------------------------------------------------------------------------------
                    NOMINEES FOR TERMS TO EXPIRE IN 1999

Arlyn Lanting (55)......................   Mr. Lanting is the Vice President -- Finance of
  Director since 1981                      Aspen Enterprises, Ltd., Grand Rapids, MI
                                           (syndication and operation of mobile home parks),
                                           and he has held that position for more than five
                                           years.

Kenneth La Grand (55)...................   Mr. La Grand is the Executive Vice President of
  Director since 1987                      Gentex Corporation, and he has held that position
                                           for more than five years.

Ted Thompson (66).......................   Mr. Thompson is the Chairman and Chief Executive
  Director since 1987                      Officer of X-Rite, Incorporated, Grandville, MI (a
                                           manufacturer of light and color measuring
                                           instruments), and he has held that position for
                                           more than five years. Mr. Thompson is also a
                                           director of X-Rite, Incorporated.

                    DIRECTORS WHOSE TERMS EXPIRE IN 1998

Mickey E. Fouts (64)....................   Mr. Fouts has been Chairman of the Board and
  Director since 1982                      interim C.E.O. of American Consolidated Growth
                                           Capital (temporary services), Denver, CO, since
                                           January of 1996, and Chairman of the Board, Equity
                                           Services Company (investment services), Denver, CO,
                                           for more than five years. In addition, he was the
                                           Director of Corporate Finance, Tamaron Capital
                                           Markets (investment banking), Denver, CO from
                                           November 1993 to May 1994. Mr. Fouts is also a
                                           director of American Consolidated Growth Capital.

John Mulder (59)........................   Mr. Mulder is the Vice President -- Automotive
  Director since 1992                      Marketing of Gentex Corporation, and he has held
                                           that position for more than five years.

                    DIRECTORS WHOSE TERMS EXPIRE IN 1997

Fred Bauer (53).........................   Mr. Bauer is the Chairman and Chief Executive
  Director since 1981                      Officer of Gentex Corporation, and he has held that
                                           position for more than five years.

Leo L. Weber (66).......................   Since 1990, Mr. Weber has been engaged in the
  Director since 1991                      consulting business as L. L. Weber & Associates,
                                           West Bloomfield, MI. Previously, he was the
                                           President of Robert Bosch Corporation, Farmington
                                           Hills, MI (manufacturer of sophisticated automotive
                                           components).

Dr. Harlan J. Byker (41)................   Dr. Byker has been the Vice President --
  Director since 1993                      Electrochemical Research of Gentex Corporation
                                           since August of 1993. Prior to that time, he was
                                           the Company's Director of Electrochemical
                                           Development for more than five years.
----------------------------------------------------------------------------------------------

     Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors, and executive officers of the Company.

     The Company has an Audit Committee comprised of Messrs. Thompson and Lanting. The Audit Committee recommends to the Board of Directors the selection of independent public accountants and reviews the scope of their audit, their audit report, and any recommendations made by them. This Committee met on two occasions during the fiscal year ended December 31, 1995.

     The Company has a Compensation Committee comprised of Messrs. Bauer, Lanting, and Thompson. The Compensation Committee is responsible for administering the Company's stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. The Compensation Committee met four times during the fiscal year ended December 31, 1995.

     In addition, the Company has an Executive Committee comprised of Messrs. Bauer, Lanting, and La Grand which is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law. This Committee did not meet during the fiscal year ended December 31, 1995.

     The Company does not have a standing nominating committee.

     During 1995, the Board of Directors met on four occasions. All directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

PROPOSAL TO APPROVE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK


     Article III of the Company's Articles of Incorporation currently provides for authorized capital stock of 30,000,000 shares, consisting of 25,000,000 shares of common stock, par value $.06 per share, and 5,000,000 shares of preferred stock, no par value. No preferred stock is presently outstanding. There are 17,068,947 shares of common stock presently outstanding, and 6,154,000 shares have been reserved for issuance under the Company's various incentive stock option and purchase plans.


     At a meeting held on March 8, 1996, the Board of Directors unanimously resolved to amend Article III of the Articles of Incorporation to increase the authorized shares of common stock from 25,000,000 to 50,000,000, and recommend the amendment for approval by the Company's shareholders. The Board believes that the authorization of an additional 25,000,000 shares of common stock will provide increased flexibility for future growth and provide the opportunity for enhanced marketability of the Company's common stock, although the Board has no present intention of issuing those shares for any particular purpose at the present time.

     From time to time, the Company has considered potential acquisitions and management expects to continue to consider acquisition opportunities in the future. The Company's common stock could be used as a means for accomplishing an acquisition. The increase in authorized common stock would also enhance the ability of the Board of Directors to consider the possibility of declaring a stock dividend to existing shareholders and/or provide for the reservation of additional shares for potential issuance under the Company's various stock plans as a means of retaining key personnel and attracting new personnel. It is also possible that the additional shares of common stock could be utilized by the Company as a part of a defensive strategy to counter any hostile takeover attempts. Shares of the Company's common stock do not carry preemptive rights to purchase additional shares of the Company's stock.

     The Board recommends that Article III of the Company's Articles of Incorporation be amended to read as stated on Appendix A to this Proxy Statement. The only change in the Articles is the increase in the number of shares of common stock from 25,000,000 to 50,000,000.


     The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article III is required for approval. Since an absolute majority of outstanding shares is required, any ballot or proxy marked "abstain" will have the same effect as a negative vote. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.


     The Board of Directors recommends a vote FOR adoption of the proposed increase in authorized common stock.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information with respect to ownership of the Company's common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all executive officers and directors as a group. The content of this table is based upon information supplied by the Company's officers, directors, and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 1, 1996.

                                                AMOUNT AND NATURE OF OWNERSHIP
                                             ------------------------------------
                 NAME OF                     SHARES BENEFICIALLY      EXERCISABLE      PERCENT
             BENEFICIAL OWNER                     OWNED (1)           OPTIONS (2)      OF CLASS
-----------------------------------------------------------------------------------------------
Fred Bauer................................        1,201,116(3)            3,000         7.1
Dr. Harlan J. Byker.......................           98,899               2,000          *
Mickey E. Fouts...........................           20,000              20,000          *
Enoch Jen.................................           35,300              18,200          *
Arlyn Lanting.............................          138,000(4)           38,000          *
Kenneth La Grand..........................          167,400              60,400          *
John Mulder...............................           53,700              15,700          *
Ted Thompson..............................           53,000              52,000          *
Leo L. Weber..............................           12,000              10,000          *
All directors and executive officers as a
  group
  (9 persons).............................        1,779,415             219,300        10.5%
-----------------------------------------------------------------------------------------------

 *  Less than one percent.

(1) Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 8,000 shares held by Mr. Bauer's minor child living with him.

(4) Includes 100,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer, and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table contains information with respect to ownership of the Company's common stock by persons or entities who are beneficial owners of more than five percent of the Company's voting securities. The information contained in this table is based on information contained in Schedules 13D and 13G furnished to the Company.


            NAME AND ADDRESS                AMOUNT AND NATURE OF
           OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP                PERCENT OF CLASS
------------------------------------------------------------------------------------------------
Dan Bauer                                           983,244(1)                         5.8
2361 Sunset Bluff Drive
Holland, MI 49424
State Treasurer                                   1,006,800(2)                         5.9
State of Michigan
P.O. Box 15128
Lansing, MI 48901
FMR Corp.                                         1,135,900(3)                         6.7
82 Devonshire Street
Boston, MA 02109
Denver Investment Advisors LLC                    1,024,000                            6.1
1225 17th Street
Denver, CO 80202

--------------------------------------------------------------------------------

(1) Mr. Bauer is a record owner of 559,244 shares as trustee of a trust established by him. In addition, 424,000 shares are held of record by Mr. Bauer's spouse as trustee of her own trust and as custodian for their minor children, and Mr. Bauer disclaims beneficial ownership of those shares.

(2) The State Treasurer acts as the investment fiduciary for retirement systems sponsored by the State of Michigan for Public School Employees, State Employees, State Police, Judges, and Probate Judges.

(3) FMR Corp. derives beneficial ownership through its wholly-owned subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company.

EXECUTIVE COMPENSATION

     The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to each executive officer whose salary and bonus compensation exceeded $100,000.

                           Summary Compensation Table

                                                                    LONG-TERM COMPENSATION
                                                              -----------------------------------
                                                                       AWARDS
                                     ANNUAL COMPENSATION      ------------------------
                                  -------------------------   RESTRICTED   SECURITIES    PAYOUTS     ALL OTHER
                                  SALARY    BONUS    OTHER      STOCK      UNDERLYING    --------   COMPENSATION
        EXECUTIVE          YEAR     ($)      ($)      ($)      AWARD($)    OPTIONS(#)    LTIP($)       ($)(1)
----------------------------------------------------------------------------------------------------------------
Fred Bauer                 1995   245,143   82,749                   --       15,000                    3,389
Chairman and CEO           1994   230,495   76,204                   --       15,000                    3,339
                           1993   219,244   58,352                   --           --                    3,265
Kenneth La Grand           1995   148,083   45,827              238,750(2)    14,000                    3,125
Executive Vice             1994   139,496   44,914                   --       12,000                    3,094
President                  1993   131,144   31,987                   --       10,000                    2,585
John Mulder                1995   178,084   47,055              191,000(2)    12,000                    3,654
Vice President,            1994   168,640   40,146                   --       10,000                    3,188
Automotive Marketing       1993   159,052   36,579                   --        8,000                    3,026
Dr. Harlan J. Byker        1995   114,714   20,009                   --       12,000                      832
Vice President,            1994   104,219   18,636              256,250(2)    10,000                      504
Electrochemical            1993    89,490   11,632                   --           --                      504
Research
Enoch Jen                  1995    91,885   35,334              106,875(2)     8,000                    2,786
Vice President,            1994    85,885   33,665                   --        9,000                    2,963
Finance & Treasurer        1993    78,887   28,565                   --       16,000                    1,806
----------------------------------------------------------------------------------------------------------------

(1) These amounts represent the sum of "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each executive officer.

(2) Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company's Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant in the case of Messrs. Jen and Byker, and one-third each on the 4th, 5th, and 6th anniversaries of the grant in all other cases. Dividends will be paid on these shares if, and to the same extent paid on the Company's common stock generally. At the close of the Company's fiscal year, the following officers held the following number of restricted shares with the corresponding net market values: K. La Grand 26,000 shares for $572,000; J. Mulder 20,000 shares for $440,000; H.
    Byker 10,000 shares for $220,000; and E. Jen 15,000 shares for $330,000.

                            ------------------------

     The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                       Option Grants in Last Fiscal Year

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------
                               NUMBER OF       PERCENT
                              SECURITIES      OF OPTIONS    EXERCISE                    GRANT DATE
                              UNDERLYING        TO ALL        PRICE      EXPIRATION    PRESENT VALUE
          EXECUTIVE          OPTIONS(#)(1)    EMPLOYEES     ($/SH)(2)       DATE          ($)(3)
----------------------------------------------------------------------------------------------------
Fred Bauer                       15,000           4.4         24.25        8/18/02        201,000
Kenneth La Grand                 14,000           4.1         24.00        9/29/02        172,060
John Mulder                      12,000           3.5         24.00        9/29/02        147,480
Dr. Harlan J. Byker              12,000           3.5         19.25        6/29/02        125,880
Enoch Jen                         8,000           2.4         20.75        3/28/02         96,880

--------------------------------------------------------------------------------

(1) These options become exercisable, so long as employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2) The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3) Based on the Black-Scholes option valuation model, assuming volatility ranging from .38 to .46, a risk-free rate of return equal to ten year treasury bonds, a dividend yield of zero, and an exercise date of seven years after grant. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The ultimate value of options will depend on the Company's success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

                            ------------------------

     The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

      Aggregated Option Exercises in Last Fiscal Year and Year-end Values

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                       SHARES                           OPTIONS AT FISCAL               IN-THE-MONEY OPTIONS
                     ACQUIRED ON      VALUE               YEAR-END (#)                 AT FISCAL YEAR-END ($)
                      EXERCISE       REALIZED     -----------------------------     -----------------------------
      EXECUTIVE          (#)           ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
Fred Bauer                  --            --          3,000           27,000             6,000          24,000
Kenneth La Grand            --            --         80,400           42,600         1,276,893         199,287
John Mulder             15,000       256,249         15,700           34,300           167,342         157,812
Dr. Harlan J. Byker     10,000       187,970          2,000           20,000                --          33,000
Enoch Jen               16,500       286,281          9,800           40,200            82,249         297,185
-----------------------------------------------------------------------------------------------------------------

                         Executive Compensation Report

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is comprised of three members: two independent outside directors and the Chief Executive Officer (C.E.O.). The Committee makes recommendations to the Board of Directors with respect to executive compensation matters, except for awards made pursuant to the Company's stock-based incentive plans, which are the exclusive prerogative of the Committee in order to meet the "disinterested administration" requirement of Exchange Act Rule 16b-3.

     The executive compensation program is composed of three elements: base salary, annual bonus, and stock-based incentives. These elements are utilized to accommodate several objectives:

     - Provide the means to attract, motivate, and retain executive management personnel.

     - Provide for long-term success by focusing on continuing technical development and improvement in customer satisfaction.

     - Provide base salary compensation that is competitive in the market for managerial talent.

     - Provide annual bonus compensation reflective of both individual achievement and overall Company performance.

     - Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

     Base salary compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and positions reflecting comparable responsibility. These competitive circumstances are determined from local, regional, and national surveys of employers comparable to the Company in size, stage of development, and industry. Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis, reflecting the entrepreneurial, high growth rate stage of the Company's development. Base salary decisions for executive officers other than the C.E.O. are determined by C.E.O. F. Bauer and reviewed annually by the Committee. The base salary for C.E.O. Bauer for 1995 was established by the Committee (without participation by C.E.O. Bauer) and approved by the Board of Directors. The Committee's recommendation was made after reviewing survey information from several sources, textual materials regarding executive compensation strategies in general, the past and expected contributions of C.E.O. Bauer to the Company's progress, the quality, loyalty, and performance of the management team assembled and led by him, and the relationships between his salary and the average salary levels for the Company's hourly paid workers, salaried employees, and executive officers.

     Annual bonus compensation for executive officers is composed of two elements: payments under the Company's Gain Sharing Bonus Plan and performance bonuses. All employees of the Company, including executive officers, are eligible to share in the Company's Gain Sharing Bonus Plan after the first six months of employment. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees. The amount to be distributed is allocated among all eligible employees in proportion to the salary or wages (including overtime) paid to those employees during the quarter. In addition, performance bonuses are paid to various managerial employees, including executive officers, based upon individual performance during the year and the overall performance of the Company during the year. Regarding 1995, C.E.O. F. Bauer evaluated the performance of each executive officer, sometimes in consultation with other officers, and determined performance bonuses predicated approximately one-half on the individual's achievements and contributions to Company success, and one-half on the overall performance of the Company for the year. C.E.O. F. Bauer participated in the Gain Sharing Plan along with all other eligible employees. In addition, Mr. Bauer was awarded a performance bonus in the amount of $40,000. The award was recommended by the Committee (without participation by Mr. Bauer) based upon the Company's significant gains in both sales and earnings, its competitive position in the marketplace, and the effectiveness of management despite the demands of ongoing litigation, and the recommendation was approved by the Board of Directors.

     Stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them incentives to work to increase the price of the Company's shares by granting them options to acquire additional shares. Generally, restricted stock grants are subject to forfeiture if the executive officer does not continue employment with the Company for the period specified at the time of grant. Similarly, stock options become exercisable generally for a portion of the shares after one or two years and for additional portions each year thereafter, subject however to the requirement that the optionee must be employed by the Company at the time of exercise. During 1995, stock options were awarded to executive officers, other than the C.E.O., by the Committee, based upon recommendations from C.E.O. F. Bauer, taking into consideration for each executive the scope of responsibility, contribution to success in prior periods, ability to influence success in the future, and demonstrated ability to achieve agreed-upon goals. In 1995, an amendment to the Company's Qualified Stock Option Plan was approved by shareholders that provides for the award of an automatic annual option for 15,000 shares to C.E.O. F. Bauer. This provision was recommended by the Committee consistent with its belief that a portion of the compensation package for all executives should be in the form of stock options. The award was made "automatic" in order to preserve Chairman Bauer's ability to continue his service on the Committee as a "disinterested person" under the applicable S.E.C. rules.

                                          Compensation Committee Members:
                                               Fred Bauer
                                               Arlyn Lanting
                                               Ted Thompson

                            ------------------------

                            Stock Performance Graph

     The following graph depicts the cumulative total return of the Company's common stock compared to the cumulative total return on the NASDAQ Stock Market index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers). The graph assumes an investment of $100 on the last trading day in 1990, and reinvestment of dividends in all cases.

                                 [Keyline CRC]



                                            Dow Jones
                                           Auto Parts
                           NASDAQ Stock    & Equipment
                              Market        Companies
  Date         Gentex         Index          Index
12/31/90         100           100            100

12/31/91         248           161            123

12/31/92         405           187            158

12/31/93        1343           215            206

12/30/94         923           210            181

12/29/95         838           296            221

                            ------------------------

     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

     Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $6,000 per year plus $800 for each meeting of the Board attended and $500 for each committee meeting attended. In addition, each nonemployee person who is a director immediately following each annual meeting of shareholders is entitled to receive an option to purchase 5,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

  Compensation Committee Interlocks and Insider Participation in Compensation
                                   Decisions

     Fred Bauer, Chairman and C.E.O., was a member of the Company's Compensation Committee during the fiscal year ended December 31, 1995. That Committee was responsible for supervising the Company's executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year. Mr. Bauer is not eligible for any discretionary stock-based incentive awards; rather Mr. Bauer receives an automatic annual stock option grant for 15,000 shares under the Company's Qualified Stock Option Plan. Certain transactions between Mr. Bauer and the Company are described below under Transactions With Management.

     Arlyn Lanting, a director and member of the Company's Compensation Committee, was an officer of the Company more than ten years ago.

TRANSACTIONS WITH MANAGEMENT

     Since 1978, prior to the time the Company became a publicly-held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company's fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a "net" lease, obligating the Company to pay all expenses for maintenance, taxes and insurance, in addition to rent. During 1995, the rent paid to this partnership was for $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

     Arlyn Lanting and Kenneth La Grand are both substantial shareholders in GTI Travel Inc., a local travel agency used by the Company to book airline travel for its employees. During 1995, the Company booked $256,000 in airline travel through this agency. This arrangement has been reviewed by the Company's Board of Directors and approved on the basis that the prices and services provided afford the best value available to the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company for the fiscal year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP, to serve as the Company's independent accountants for the fiscal year ending December 31, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions, and will have an opportunity to make a statement if they desire.

COMPLIANCE WITH REPORTING REQUIREMENTS

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year, and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS -- 1996 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the next annual meeting of the Company must be received by the Company at its headquarters at 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 1, 1996, if the shareholder wishes the proposal to be included in the Company's proxy statement relating to that meeting.

     The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting, other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST, FROM THE SECRETARY OF THE COMPANY, 600 N. CENTENNIAL STREET, ZEELAND, MICHIGAN 49464.

     Shareholders are urged to promptly date, sign, and return the accompanying Proxy in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Connie Hamblin
                                          Secretary

March 29, 1996

                                   APPENDIX A

                                  ARTICLE III

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

     The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

     The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

GENTEX CORPORATION
600 N. CENTENNIAL STREET
ZEELAND, MI 49464

                                                              PROXY

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 22, 1996, at the Annual Meeting of Shareholders to
be held on May 9, 1996, or any adjournment thereof.

        When properly executed, this proxy will be voted in the manner directed by the shareholder(s).  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM.

                                                  (TO BE SIGNED ON REVERSE SIDE)

                                                                                                      [SEE REVERSE SIDE]

/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE.

                            FOR   WITHHELD                                                        FOR  AGAINST  ABSTAIN
1. Election of Directors    / /     / /          2. Proposal to amend Articles of Incorporation   / /    / /      / /
   (except where                                    to increase authorized shares of
   marked to the                                    common stock.
   contrary) for a
   three-year term.                              3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOMINEES: Kenneth La Grand, Arlyn Lanting,
Ted Thompson

(Instruction: To withhold authority to vote
for an individual nominee, strike a line
through the nominee's name listed above.)
                                                    I plan to attend the meeting.                 / /

                                                    I do not plan to attend the meeting.          / /


 SIGNATURE                                                                                         DATE
          -----------------------------------------------------------------------------------------    ----------------------------

 SIGNATURE                                                                                         DATE
          -----------------------------------------------------------------------------------------    ----------------------------

NOTE: Please sign as your name appears hereon. When shares are held jointly, each holder should sign. When signing for an estate,trust or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.
